              ALLIANCE MUNICIPAL INCOME FUND, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Municipal Income Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 44,050,000,000 shares and classifies such additional shares as 2,950,000,000 shares of Class A Common Stock, 2,950,000,000 shares of Class B Common Stock and 2,950,000,000 shares of Class C Common Stock of the New York Portfolio, 2,950,000,000 shares of Class A Common Stock, 2,950,000,000 shares of Class B Common Stock and 2,950,000,000 shares of Class C Common Stock of the California Portfolio, 2,950,000,000 shares of Class A Common Stock, 2,950,000,000 shares of Class B Common Stock and 2,950,000,000 shares of Class C Common Stock of the Insured California Portfolio, 2,950,000,000 shares of Class A Common Stock, 2,900,000,000 shares of Class B Common Stock and 2,900,000,000 shares of Class C Common Stock of the National Portfolio and 2,950,000,000 shares of Class A Common Stock, 2,900,000,000 shares of Class B Common Stock and 2,900,000,000 shares of Class C Common Stock of the Insured National Portfolio. Each portfolio of the Corporation is referred to herein as a Portfolio."

         SECOND: The Class A Common Stock, Class B Common Stock and Class C Common Stock of the New York Portfolio, California Portfolio, Insured California Portfolio, National Portfolio and Insured National Portfolio, respectively, of the Corporation as so classified herein, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the Charter of the Corporation with respect to the applicable Portfolios.

          THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 1,300,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $1,300,000, classified as follows:

                     Class A       Class B        Class C       Advisor Class
Name of Portfolio    Common Stock  Common Stock   Common Stock  Common Stock
_________________    ____________  ____________   ____________  _____________
New York Portfolio   50,000,000    50,000,000     50,000,000    50,000,000
California Portfolio 50,000,000    50,000,000     50,000,000    50,000,000
Insured California
Portfolio            50,000,000    50,000,000     50,000,000    50,000,000
National Portfolio   50,000,000    100,000,000    100,000,000   100,000,000
Insured National
Portfolio            50,000,000    100,000,000    100,000,000   100,000,000

              B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 45,350,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $45,350,000, classified as follows:

                     Class A       Class B        Class C       Advisor class
Name of Portfolio    Common Stock  Common Stock   Common Stock  Common Stock
_________________    ____________  ____________   ____________  _____________
New York Portfolio   3,000,000,000 3,000,000,000  3,000,000,000 50,000,000
California Portfolio 3,000,000,000 3,000,000,000  3,000,000,000 50,000,000
insured California
Portfolio            3,000,000,000 3,000,000,000  3,000,000,000 50,000,000
National Portfolio   3,000,000,000 3,000,000,000  3,000,000,000 100,000,000
Insured National
Portfolio            3,000,000,000 3,000,000,000  3,000,000,000 100,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Charter.

         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc. has caused these Articles Supplementary to be executed by the Chairman of the Board of Directors of the Corporation and witnessed by its Secretary as of this 21st day of May, 1998. The Chairman of the Board of Directors of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                  ALLIANCE MUNICIPAL INCOME FUND
                                  INC.


                                  BY: /s/ John D. Carifa
                                     __________________________
                                     John D. Carifa
                                     Chairman


WITNESS: /s/ Edmund. P. Bergan, Jr.
         ___________________________
         Edmund P. Bergan, Jr.
         Secretary




























                                3
00250011.AS6